UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2009

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 30, 2009, funds associated with MPM Bioventures Parallel Fund LP, MPM Asset Management Investors 1998 LLC, BB Bioventures LP and certain other holders exchanged all of the Oscient Pharmaceuticals Corporation (the “Company”) 5% Convertible Promissory Notes due 2009 (the “2009 Notes”) held by these holders, as well as the accrued interest thereon, into the Company’s 12.50% Convertible Guaranteed Senior Notes due 2011 (the “2011 Notes”). The exchange was effected pursuant to Amendment No. 1 to the Note Amendment and Exchange Agreement dated January 28, 2009, which was previously described in the Company’s Form 8-K filed on February 3, 2009. In the exchange the Company is issuing a total of $7,440,000 principal amount of its 2011 Notes. The 2011 Notes are issuable in denominations of $1,000 and the Company is issuing an aggregate of approximately 3,916 shares (the “Shares”) of its common stock in settlement of amounts in excess of integrals of $1,000.

The 2011 Notes will have the same terms and security interest and will be issued under the same indenture as the 2011 Notes issued by the Company in its exchange offer completed on November 25, 2008, as described in the Company’s Form 8-K filed November 28, 2008.

After giving effect to this exchange, there will be approximately $1.7 million of principal and accrued interest in 2009 Notes outstanding which is due on December 1, 2009. The Company does not believe it will have sufficient cash to repay the remaining 2009 Notes when due and continue current operations unless it is able to raise additional capital and/or refinance or amend the terms of the 2009 Notes. Additional financing may not be available to us, or, if available, may not be available on favorable terms. If the Company is unable or does not obtain adequate financing it may have to take other measures to significantly reduce expenses which will have a material adverse effect on its business and/or the Company may seek bankruptcy protection.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 2.03 with respect to the 2011 Notes and the Shares is incorporated herein by reference. The issuance of the 2011 Notes and the shares issuable upon the conversion thereof and the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance upon an exemption provided under Section 4(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Executive Vice President & Chief Financial Officer

Date: May 1, 2009